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                                                                      EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-70628, 33-75184, 333-28135, 333-42424 and 333-108208) of
Calton, Inc. of our report dated February 6, 2004, except for Note 1.B. as to which date is February 4, 2005, relating to the financial statements for the year ended November 30, 2003 and 2002 which appears in this Annual Report on Form 10-KSB/A for the year ended November 30, 2003.



                                           /s/ Aidman, Piser & Company, P.A.



Tampa, Florida
April 15, 2005